UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2010

Hines Real Estate Investment Trust, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 23, 2010, Hines REIT 595 Bay ULC and Hines REIT 595 Bay Trust, subsidiaries of Hines REIT Properties, L.P. (the "Operating Partnership"), which is a subsidiary of Hines Real Estate Investment Trust, Inc. ("Hines REIT"), entered into a contract with H&R REIT Properties LTD., (the "Purchaser") to sell Atrium on Bay, a mixed-use office and retail complex located in the Downtown North submarket of the central business district of Toronto, Canada.  The Purchaser is not affiliated with Hines REIT or its affiliates.

Hines REIT originally acquired its interest in Atrium on Bay in February 2007 for 250.0 million CAD ($215.5 million USD, based on the exchange rate in effect on the date of acquisition). The contract sale price for Atrium on Bay is expected to be approximately $344.8 million CAD ($339.5 million USD, based on the exchange rate in effect on December 23, 2010), exclusive of transaction costs.   Hines REIT expects the closing of this sale to occur no later than June 30, 2011; however it could close sooner subject to the assumption of Hines REIT’s existing mortgage loan by the Purchaser, as well as a number of other closing conditions.  Hines REIT expects the Purchaser to execute a letter of credit in the amount of $15.0 million CAD ($14.8 million USD, based on the exchange rate in effect on December 23, 2010). However, there is no guarantee that this sale will be consummated, and, if the Purchaser elects not to close on the acquisition of Atrium on Bay or is unable to assume the existing mortgage loan, the letter of credit will be terminated.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential sale of the property described herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with Hines REIT's ability to obtain its lender’s consent to the assumption of the existing mortgage loan by the Purchaser, the possibility that the Purchaser may determine not to close on the acquisition, and other risks described in the “Risk Factors” section of Hines REIT’s Annual Report on Form 10-K for the year ended December 31, 2009.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

December 30, 2010	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer